UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2006

OPEN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

514 Via De La Valle, Suite 200, Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858) 794-8800
(Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 22, 2006, we completed the merger of WaterEye Corporation, a Delaware corporation (“WaterEye”), with and into our wholly owned subsidiary, Open Energy/WE Acquisition Corporation, a Nevada corporation (“WE”), pursuant to the terms of the Agreement and Plan of Merger dated as of December 21, 2006 (the “Merger Agreement”) among us, WE, WaterEye and certain other parties.

WaterEye, located in Grass Valley, California, provides secure ASP based remote monitoring and diagnostic services to the water and wastewater treatment industries.

Pursuant to the Merger Agreement, all of the outstanding shares capital stock of WaterEye were converted into the right to receive an aggregate amount of 6,911,711 shares of our common stock, par value $0.001 per share, determined by dividing $2.91 million by the volume weighted average of the closing bid values per share of our common stock, as reported on the Over The Counter Bulletin Board for the twenty trading days immediately prior to the effective time of the merger. The shares of Open Energy common stock were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 based on the qualifications of the investors and the manner of offering.

The Merger Agreement provides for reciprocal indemnification obligations for losses as to which claims are made by December 22, 2007 resulting from breaches of representations and warranties or covenants and certain other circumstances. 345,586 of the shares issuable as part of the merger consideration described above have been placed in escrow as the exclusive source for satisfaction of such losses by the selling stockholders. The indemnification obligations of Open Energy are also capped at the value of the Open Energy common stock held in the escrow account.

Thomas D. Wolfe, who was WaterEye’s President and Chief Executive Officer, will become Open Energy’s Senior Vice President of Engineering and Development following the merger.

The foregoing description is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 8.01 Other Events.

On December 22, 2006 we issued a press release announcing the WaterEye transaction. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Information of Businesses Acquired.

The financial statements required by this report will be filed by amendment not later than 71 calendar days after the date this report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required by the report will be filed by amendment no later than 71 calendar days after the date this report is required to be filed.

(d) Exhibits

2.1	Agreement and Plan of Merger dated as of December 21, 2006, by and among Open Energy Corporation, Open Energy/WE Acquisition Corporation, WaterEye Corporation, and certain other parties thereto

99.1	Press release of Open Energy Corporation, dated December 22, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN ENERGY CORPORATION

Date: December 28, 2006	By:	/s/ Cheryl J. Bostater
Name: Cheryl J. Bostater
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger dated as of December 21, 2006, by and among Open Energy Corporation, Open Energy/WE Acquisition Corporation, WaterEye Corporation, and certain other parties thereto

99.1	Press release of Open Energy Corporation, dated December 22, 2006